Exhibit 23.1

Consent of  Independent  Registered  Public  Accounting  Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-234765), pertaining to the 2019 Equity Incentive Plan of Aprea Therapeutics, Inc. of our report dated March 27, 2020, with respect to the consolidated financial statements of Aprea Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 27, 2020